March 14, 2025 Securities and Exchange Commission 100 F Street, N.E. Washington, D.C. 20549-7561 Dear Sirs/Madams: We have read Item 4.01 of MarketWise, Inc.’s Form 8-K dated March 14, 2025, and have the following comments: 1. We agree with the statements made in section (a) “Previous Independent Registered Public Accounting Firm.” 2. We have no basis on which to agree or disagree with the statements made in section (b) “New Independent Registered Public Accounting Firm.” Yours truly, Deloitte & Touche LLP 500 E Pratt Street Suite 500 Baltimore, MD 21230 USA Tel: +1 410 576 6700 www.deloitte.com